SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549




                                        FORM 8-K

                                     CURRENT REPORT




                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934


                                   December 29, 1993
                    Date of Report (Date of earliest event reported)



                                 SOUTHERN UNION COMPANY
                   (Exact name of registrant as specified in charter)



                  Delaware             1-6407             75-0571592
                 (State of           (Commission         (IRS Employer
               incorporation)        File Number)      Identification No.)



                    504 Lavaca Street, 8th Floor, Austin, Texas 78701
               (Address of principal executive offices including zip code)


                                      (512) 477-5852
                    Registrant's telephone number, including area code


                                      Not applicable
                  (Former name or address, if changed since last report)
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           Item 5.  Other Events.

                As described in the Press Release attached hereto as Exhibit 99.1, on December 29, 1993, the Missouri Public Service Commission ("MPSC") issued a Report and Order that provides all MPSC approvals necessary for the acquisition by the Registrant from Western Resources, Inc. of certain natural gas distribution properties serving approximately 462,000 customers in western Missouri. The Registrant currently anticipates that closing of the acquisition will occur on January 31, 1994.

                As indicated in the attached Press Release, the Registrant intends to fund the acquisition with the proceeds from the sale by the Registrant of: 2,000,000 shares of its common stock at a price of $25.00 per share through a subscription rights offering that was completed on December 31, 1993; and debt securities in January 1994 in an underwritten offering.

           Item 7. Financial Statements, ProForma Financial Information and Exhibits.

                    (a) Financial Statements of the Business Acquired.

                        Not Applicable

                    (b) Pro Forma Financial Information.

                        Not Applicable

                    (c) Exhibits.

                          99.1  Press Release dated December 30, 1993.

                          99.2 Report and Order of the Missouri Public Services Commission including the Stipulation and Settlement Agreement attached as Exhibit A thereto.
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                                       SIGNATURE


                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SOUTHERN UNION COMPANY



           Dated January 3, 1994           By: /s/Dennis K. Morgan
                                               Dennis K. Morgan
                                               Vice President - Legal
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